UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 21, 2011

Fortress Investment Group LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 798-6100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On December 21, 2011, Fortress Investment Group LLC (“Fortress”) issued a press release announcing Chief Executive Officer Daniel Mudd’s leave of absence. Randal A. Nardone, Fortress principal and co-founder, will serve as interim chief executive officer, effective immediately. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

In satisfaction of the disclosure required pursuant to Items 401(b), 401(e) and 404(a) of Regulation S-K, the section of the Company's 2011 Proxy Statement, filed with the SEC on April 14, 2011, entitled "Executive Officers" is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Nardone and any director or executive officer of Fortress. Mr. Nardone’s employment agreement was previously filed as Exhibit 10.6 to Fortress’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 19, 2007, and will remain unchanged.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 21, 2011, issued by Fortress Investment Group LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/s/ David N. Brooks
David N. Brooks
General Counsel

Date: December 21, 2011

EXHIBIT INDEX

Number	Description

99.1	Press Release, dated December 21, 2011, issued by Fortress Investment Group LLC